Exhibit 99.1

News Release

Contact: Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS FOR 2018,
HIGHLIGHTED BY STRONG ORGANIC LOAN AND DEPOSIT GROWTH
Clearfield, Pennsylvania – July 20, 2018

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the second quarter and first six months of 2018. Highlights include the following:

•
Net income of $8.4 million, or $0.55 per share, in the second quarter of 2018, compared to net income of $6.7 million, or $0.44 per share, in the second quarter of 2017. Pre-tax income in the second quarter of 2018 was $10.0 million compared to $8.5 million in the second quarter of 2017 excluding securities gains of $155 thousand and a gain on sale of a branch of $536 thousand, an increase of 18.1%.

•
Net income of $15.5 million, or $1.02 per share, during the six months ended June 30, 2018, compared to net income of $13.2 million, or $0.87 per share, during the six months ended June 30, 2017. Pre-tax income for the six months ended June 30, 2018 was $18.2 million compared to $16.0 million for the same period in 2017 excluding securities gains of $1.5 million and a gain on sale of a branch of $536 thousand, an increase of 13.8%.

•
Annualized returns on average assets and equity of 1.07% and 12.62%, respectively, for the six months ended June 30, 2018, compared to 1.00% and 11.28%, respectively, for the six months ended June 30, 2017. The annualized return on average tangible equity was 15.08% and 13.70% during the six months June 30, 2018 and 2017, respectively.

•	Net interest margin on a fully tax-equivalent basis of 3.73% and 3.77% for the six months ended June 30, 2018 and 2017, respectively.

•	Loans of $2.34 billion as of June 30, 2018, compared to loans of $2.02 billion as of June 30, 2017, representing organic loan growth of 15.6%.

•	Deposits of $2.40 billion as of June 30, 2018, compared to deposits of $2.08 billion as of June 30, 2017, representing organic deposit growth of 15.6%.

•
Book value per share of $16.35 as of June 30, 2018 increased 2.3% compared to book value per share of $15.98 as of December 31, 2017 and tangible book value per share of $13.74 as of June 30, 2018 increased 3.0% compared to tangible book value per share of $13.33 as of December 31, 2017.

•
Book value per share of $16.35 as of June 30, 2018 increased 4.0% compared to book value per share of $15.72 as of June 30, 2017, and tangible book value per share of $13.74 as of June 30, 2018 increased 5.3% compared to tangible book value per share of $13.04 as of June 30, 2017.

•
Non-performing assets of $25.0 million, or 0.83% of total assets as of June 30, 2018, compared to $20.4 million, or 0.74% of total assets, as of December 31, 2017, and $21.2 million, or 0.79% of total assets, as of June 30, 2017.

Joseph B. Bower, Jr., President and CEO, stated, "Our performance for the quarter is a credit to the hard work and diligence of our team. Strong double-digit organic loan and deposit growth reflect the momentum and demand for our community banking model by customers in both our legacy and newer markets."

Net Interest Margin

Net interest margin on a fully tax equivalent basis was 3.73% and 3.77% for the six months ended June 30, 2018 and 2017, respectively. The yield on earning assets increased 17 basis points to 4.59% for the six months ended June 30, 2018 from 4.42% for the six months ended June 30, 2017. The cost of interest-bearing liabilities increased 24 basis points to 1.00% for the six months ended June 30, 2018 from 0.76% for the six months ended June 30, 2017.

Total interest and dividend income increased by 18.0% to $61.5 million for the six months ended June 30, 2018 from $52.1 million for the six months ended June 30, 2017. Net interest income increased by 13.0% to $49.9 million for the six months ended June 30, 2018 from $44.2 million for the six months ended June 30, 2017.

Asset Quality

During the three and six months ended June 30, 2018, CNB recorded a provision for loan losses of $1.9 million and $3.5 million, as compared to a provision for loan losses of $1.1 million and $2.2 million for the three and six months ended June 30, 2017. Net chargeoffs during the three and six months ended June 30, 2018 were $538 thousand and $1.1 million, compared to net chargeoffs of $411 thousand and $1.2 million for the three and six months ended June 30, 2017. CNB Bank net chargeoffs totaled $139 thousand and $58 thousand during the six months ended June 30, 2018 and 2017, or 0.01% and 0.01%, respectively, of average CNB Bank loans. Holiday Financial Services Corporation is CNB’s consumer discount company and recorded net chargeoffs totaling $968 thousand and $1.2 million during the six months ended June 30, 2018 and 2017, respectively.

In the second quarter of 2018, CNB identified a commercial and industrial relationship that, while performing in accordance with its contractual terms and current with scheduled principal and interest payments, filed for bankruptcy. As of June 30, 2018, the outstanding principal balance of the relationship is $5.5 million, and the specific loan loss reserve recorded during the quarter is $758 thousand.

Non-Interest Income

Net realized gains on available-for-sale securities were $0 for the six months ended June 30, 2018, compared to $1.5 million during the six months ended June 30, 2017. In addition, CNB realized a gain on the sale of a branch in the second quarter of 2017 of $536 thousand. Excluding the effects of these gains associated with the branch sale and the sale of available for sale securities in 2017, non-interest income for the six months ended June 30, 2018 and 2017 was $10.4 million and $8.8 million, respectively.

As a result of CNB’s continued focus on growing its Private Client Solutions division, wealth and asset management revenues were $2.1 million for the first six months of 2018, an increase of 16.3% from $1.8 million in the first six months of 2017. In addition, as a result of its continued organic growth, CNB experienced an increase in service charges in deposit accounts of $263 thousand, or 11.7%, in the first six months of 2018 compared to the first six months of 2017. Similarly, other service charges and fees increased $253 thousand, or 23.3%, in the first six months of 2018 compared to the first six months of 2017. Income from investments in Small Business Investment Companies was $340 thousand in the first six months of 2018 compared to $37 thousand in the first six months of 2017, which is reported as a component of other non-interest income.

Non-Interest Expenses

Total non-interest expenses were $19.5 million and $38.5 million during the three and six months ended June 30, 2018, compared to $17.8 million and $34.8 million during the three and six months ended June 30, 2017. Salaries and benefits expense increased $1.8 million, or 9.8%, during the six months ended June 30, 2018 compared to the six months ended June 30, 2017. As of June 30, 2018, CNB had 539 full-time equivalent staff, compared to 493 full-time equivalent staff as of June 30, 2017, an increase of 9.3%. The remainder of the increase in non-interest expenses was primarily a result CNB’s continued growth and the servicing of a larger customer base. Total households serviced at June 30, 2018 were 61,354, compared to 57,808 households at June 30, 2017, an increase of 6.1%.

Income Tax Expense

As a result of the enactment of the Tax Cuts and Jobs Act in the fourth quarter of 2017, income tax expense decreased $2.2 million, or 45.7%, during the six months ended June 30, 2018 compared to the six months ended June 30, 2017. CNB’s effective tax rate was 14.6% in the first six months of 2018 compared to 27.2% in the first six of 2017.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $3.0 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division and 42 full-service offices in Pennsylvania, Ohio, and New York. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio with offices in central Ohio; and BankOnBuffalo, based in Buffalo, New York with offices in northwest New York. CNB Bank is headquartered in Clearfield, Pennsylvania with offices in central and north central Pennsylvania. More information about CNB Financial Corporation and CNB Bank may be found on the Internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation. All dollars are stated in thousands, except share and per share data.

	(unaudited)			(unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,

			%			%
	2018	2017	change	2018	2017	change
Income Statement
Interest income	$32,099	$27,003	18.9%	$61,486	$52,107	18.0%
Interest expense	6,273	4,014	56.3%	11,560	7,916	46.0%
Net interest income	25,826	22,989	12.3%	49,926	44,191	13.0%
Provision for loan losses	1,905	1,134	68.0%	3,536	2,150	64.5%
Net interest income after provision for loan losses	23,921	21,855	9.5%	46,390	42,041	10.3%

Non-interest income
Service charges on deposit accounts	1,271	1,165	9.1%	2,518	2,255	11.7%
Other service charges and fees	723	559	29.3%	1,341	1,088	23.3%
Wealth and asset management fees	1,090	952	14.5%	2,120	1,823	16.3%
Net realized gains on available-for-sale securities	—	155	NA	—	1,538	NA
Net realized and unrealized gains on trading securities	237	127	86.6%	251	315	(20.3)%
Mortgage banking	310	247	25.5%	518	431	20.2%
Bank owned life insurance	339	364	(6.9)%	739	716	3.2%
Card processing and interchange income	1,103	970	13.7%	2,074	1,848	12.2%

Gain on sale of branch	—	536	NA	—	536	NA
Other	533	14	NA	796	312	155.1%
Total non-interest income	5,606	5,089	10.2%	10,357	10,862	(4.6)%

Non-interest expenses
Salaries and benefits	10,131	8,902	13.8%	19,666	17,907	9.8%
Net occupancy expense of premises	2,634	2,257	16.7%	5,130	4,797	6.9%
FDIC insurance premiums	378	370	2.2%	676	574	17.8%
Core Deposit Intangible amortization	248	331	(25.1)%	496	662	(25.1)%
Card processing and interchange expenses	638	614	3.9%	1,372	1,036	32.4%
Other	5,514	5,323	3.6%	11,202	9,855	13.7%
Total non-interest expenses	19,543	17,797	9.8%	38,542	34,831	10.7%

Income before income taxes	9,984	9,147	9.2%	18,205	18,072	0.7%
Income tax expense	1,543	2,464	(37.4)%	2,667	4,909	(45.7)%
Net income	8,441	6,683	26.3%	15,538	13,163	18.0%

Average diluted shares outstanding	15,216,310	15,206,161		15,208,687	15,050,719

Diluted earnings per share	0.55	0.44	25.0%	1.02	0.87	17.2%
Cash dividends per share	0.165	0.165	—%	0.33	0.33	—%

Payout ratio	30%	38%		32%	38%

Average Balances
Loans, net of unearned income	2,308,261	1,993,287		2,255,721	1,951,035
Investment securities	491,078	495,335		453,588	480,238
Total earning assets	2,799,339	2,488,622		2,709,309	2,431,273
Total assets	2,956,577	2,659,761		2,891,824	2,625,727
Non interest-bearing deposits	310,069	301,154		310,800	290,696
Interest-bearing deposits	1,978,740	1,756,011		1,923,370	1,736,909
Shareholders' equity	247,607	239,347		246,194	233,445
Tangible shareholders' equity (*)	207,585	198,208		206,050	192,141

Average Yields
Loans, net of unearned income	5.05%	4.87%		4.95%	4.77%
Investment securities	2.70%	2.87%		2.81%	2.99%
Total earning assets	4.64%	4.47%		4.59%	4.42%
Interest-bearing deposits	0.75%	0.51%		0.69%	0.50%
Interest-bearing liabilities	1.09%	0.70%		1.00%	0.76%

Performance Ratios (annualized)
Return on average assets	1.14%	1.01%		1.07%	1.00%

Return on average equity	13.64%	11.17%		12.62%	11.28%
Return on average tangible equity (*)	16.27%	13.49%		15.08%	13.70%
Net interest margin (FTE)	3.74%	3.73%		3.73%	3.77%

Loan Charge-Offs
Net loan charge-offs	538	411		1,107	1,211
Net loan charge-offs / average loans	0.09%	0.08%		0.10%	0.12%

The following is a non-GAAP disclosure of pre-tax net income excluding the effects of net realized gains on the sale of available for sale securities and the gain on the sale of a branch:

	(unaudited)			(unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,

			%			%
	2018	2017	change	2018	2017	change

Pre-tax net income, GAAP basis	9,984	9,147	9.2%	18,205	18,072	0.7%
Net realized gains on available-for-sale securities	—	(155)	NA	—	(1,538)	NA
Gain on sale of branch	—	(536)	NA	—	(536)	NA
Pre-tax net income, non-GAAP	9,984	8,456	18.1%	18,205	15,998	13.8%

	(unaudited)		(unaudited)
	June 30,	December 31,	June 30,	% change versus
	2018	2017	2017	12/31/17	6/30/17

Ending Balance Sheet
Loans, net of unearned income	$2,335,292	$2,145,959	$2,020,829	8.8%	15.6%
Loans held for sale	1,661	852	1,652	95.0%	0.5%
Investment securities	458,440	416,859	458,816	10.0%	(0.1)%
FHLB and other equity interests	22,689	21,517	23,298	5.4%	(2.6)%
Other earning assets	2,786	2,199	1,756	26.7%	58.7%
Total earning assets	2,820,868	2,587,386	2,506,351	9.0%	12.5%

Allowance for loan losses	(22,122)	(19,693)	(17,269)	12.3%	28.1%
Goodwill	38,730	38,730	38,730	—%	—%
Core deposit intangible	1,129	1,625	2,192	(30.5)%	(48.5)%
Other assets	171,024	160,725	148,905	6.4%	14.9%
Total assets	$3,009,629	$2,768,773	$2,678,909	8.7%	12.3%

Non interest-bearing deposits	$314,906	$321,858	$313,871	(2.2)%	0.3%

Interest-bearing deposits	2,086,659	1,845,957	1,762,918	13.0%	18.4%
Total deposits	2,401,565	2,167,815	2,076,789	10.8%	15.6%

Borrowings	257,812	257,359	262,940	0.2%	(2.0)%
Subordinated debt	70,620	70,620	70,620	—%	—%
Other liabilities	29,739	29,069	28,268	2.3%	5.2%

Common stock	—	—	—	NA	NA
Additional paid in capital	97,059	97,042	96,490	—%	0.6%
Retained earnings	158,790	148,298	142,409	7.1%	11.5%
Treasury stock	(608)	(1,087)	(541)	(44.1)%	12.4%
Accumulated other comprehensive income (loss)	(5,348)	(343)	1,934	NA	NA
Total shareholders' equity	249,893	243,910	240,292	2.5%	4.0%

Total liabilities and shareholders' equity	$3,009,629	$2,768,773	$2,678,909	5.1%	8.6%

Ending shares outstanding	15,285,430	15,264,740	15,285,371

Book value per share	$16.35	$15.98	$15.72	2.3%	4.0%
Tangible book value per share (*)	$13.74	$13.33	$13.04	3.0%	5.3%

Capital Ratios
Tangible common equity / tangible assets (*)	7.07%	7.46%	7.56%
Tier 1 leverage ratio	8.14%	8.45%	8.45%
Common equity tier 1 ratio	9.61%	10.00%	10.27%
Tier 1 risk based ratio	10.49%	10.97%	11.29%
Total risk based ratio	13.67%	14.32%	14.71%

Asset Quality
Non-accrual loans	$24,318	$19,232	$19,995
Loans 90+ days past due and accruing	311	477	314
Total non-performing loans	24,629	19,709	20,309
Other real estate owned	418	710	889
Total non-performing assets	$25,047	$20,419	$21,198

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$7,912	$8,344	$8,253
Non-performing TDR loans **	9,388	8,959	2,935
Total TDR loans	$17,300	$17,303	$11,188

Non-performing assets / Loans + OREO	1.07%	0.95%	1.05%
Non-performing assets / Total assets	0.83%	0.74%	0.79%
Allowance for loan losses / Loans	0.95%	0.92%	0.85%

* - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Return on average tangible equity is calculated by dividing annualized net income by average tangible assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

** - Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(unaudited)		(unaudited)
	June 30,	December 31,	June 30,
	2018	2017	2017

Shareholders' equity	$249,893	$243,910	$240,292
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	1,129	1,625	2,192
Tangible common equity	$210,034	$203,555	$199,370

Total assets	$3,009,629	$2,768,773	$2,678,909
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	1,129	1,625	2,192
Tangible assets	$2,969,770	$2,728,418	$2,637,987

Ending shares outstanding	15,285,430	15,264,740	15,285,371

Tangible book value per share	$13.74	$13.33	$13.04
Tangible common equity/Tangible assets	7.07%	7.46%	7.56%